As filed with the Securities and Exchange Commission on June 9, 2020.

Registration 333-167323

United States

Securities and Exchange Commission

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ENB FINANCIAL CORP

(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-0661129 (IRS Employer Identification No.)
31 East Main Street, Ephrata, Pennsylvania (Address of principal executive offices)	17522 (Zip Code)

ENB Financial Corp 2010 Non-Employee Directors’ Stock Plan

(Full title of the plan)

Jeffrey S. Stauffer

President & Chief Executive Officer

ENB FINANCIAL CORP

31 East Main Street

Ephrata, Pennsylvania 17522

(717) 733-4181

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy To: Erik Gerhard, Esquire BYBEL RUTLEDGE LLP 1017 Mumma Road, Suite 302 Lemoyne, Pennsylvania 17043 (717) 731-1700

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 4, 2010, ENB Financial Corp (the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333-167323) (the “Original Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register 50,000 shares of common stock of the Registrant (the “Common Stock”) available for issuance under the 2010 Non-Employee Directors’ Stock Plan (the “Plan”) plus an indeterminate amount of additional shares of Common Stock that may be issuable pursuant to anti-dilution provisions of the Plan. The Plan expired on June 1, 2020 and the Registrant is no longer issuing Common Stock under the Plan. This Post-Effective Amendment No. 1 to the Original Registration Statement is being filed in order to deregister any and all securities registered but unsold or otherwise unissued under the Original Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Ephrata, Commonwealth of Pennsylvania, on June 9, 2020.

ENB Financial Corp

By:	/s/ Jeffrey S. Stauffer
Jeffrey S. Stauffer
President & Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.